UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.
(Exact name of registrant as specified in charter)

Delaware	000-22260	52-1823554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Campbell & Company, LP 2850 Quarry Lake Drive Baltimore, Maryland 21209
(Address of principal executive offices, including zip code)

(410) 413-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Per the succession plan that was initiated in 2019, effective January 3, 2022 Kevin D. Cole has been named Chief Executive Officer while also retaining his responsibilities as Chief Investment Officer of Campbell & Company, LP, the Fund’s general partner.  G. William Andrews, Campbell & Company’s former CEO, is relocating with his family to his native New Zealand.  Mr. Andrews will remain with Campbell as a Managing Director through June 2022 to ensure a smooth transition of his responsibilities.

Effective January 3, 2022 John R. Radle has transitioned from his role as Global Head of Trading to Chief Operating Officer of Campbell & Company, LP, the Fund’s general Partner.  Gabriel A. Morris, Campbell & Company’s former COO, will be joining a Baltimore based traditional asset manager.  Mr. Morris will remain with Campbell through January 25, 2022 to ensure a smooth transition of his responsibilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

	By:	Campbell & Company, LP,
its General Partner

Date: January 6, 2022	By:	/s/ Thomas P. Lloyd
Thomas P. Lloyd
General Counsel and Chief Compliance Officer